             Registration Statement Under the Securities Act of 1933

                United States Securities and Exchange Commission

                             Washington, D.C. 20549

                                    FORM SB-2

                                (Amendment No. )

                              WORLD MARKETING, INC.
                              ---------------------
                 (Name of small business issuer in its charter)


        DELAWARE                                                 11-3480036
        --------                                                 ----------
(State or jurisdiction of                                     (I.R.S. employer
     incorporation                                           identification no.)
    or organization)

                                      6531
                                      ----
                                (Primary Standard
                            Industrial classification
                                  Code Number)

                    543 Bedford Ave, #176, Brooklyn, NY 11211
                    -----------------------------------------
          (Address and telephone number of principal executive offices)

                        Issuer's Telephone: 800-620-3029
                   ------------------------------------------

                           CUSIP NUMBER - 98149X 10 3

Approximate date of proposed sale to public: From time to time after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


CALCULATION OF REGISTRATION FEE
Title of each class        Amount of         Proposed Maximum      Proposed Maximum
Of Securities to be        Shares to        Offering price per    Aggregate Offering         Amount of
    Registered           be registered           unit (1)                Price           Registration Fee

Common stock                920,000                $.10                 $92,000               $10.83

_______________

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
(2) The selling shareholders will offer their shares at $.10 per share until our shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                              WORLD MARKETING, INC.

Selling shareholders are offering up to 920,000 shares of common stock. The selling shareholders will offer their shares at $.10 per share until our shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

There are no underwriting commissions involved in this offering. We have agreed to pay all the costs of this offering. Selling shareholders will pay no offering expenses.

Prior to this offering, there has been no market for our securities. Our common stock is not currently listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board. There is no guarantee that our securities will ever trade on the OTC Bulleting Board or other exchange.

THIS OFFERING IS HIGHLY SPECULATIVE AND THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________, 2005.


TABLE OF CONTENTS

PART I - INFORMATION REQUIRED IN PROSPECTUS
         ITEM 1.  Front of Registration Statement and Outside Front Cover of Prospectus                  1
         ITEM 2.  Inside Front and Outside Back Cover Pages of Prospectus                                2
         ITEM 3.  Summary Information and Risk Factors                                                   4
         ITEM 4.  Use of Proceeds                                                                       15
         ITEM 5.  Determination of Offering Price                                                       15
         ITEM 6.  Dilution                                                                              15
         ITEM 7.  Selling Security Holders                                                              15
         ITEM 8.  Plan of Distribution                                                                  16
         ITEM 9.  Legal Proceedings                                                                     17
         ITEM 10. Directors, Executive Officers, Promoters and Control Persons                          18
         ITEM 11. Security Ownership of Certain Beneficial Owners and Management                        19
         ITEM 12. Description of Securities                                                             20
         ITEM 13. Interest of Named Experts and Counsel                                                 20
         ITEM 14. Disclosure of Commission Position on Indemnification for Securities Act
                    Liabilities                                                                         21
         ITEM 15. Organization within Last Five Years                                                   21
         ITEM 16. Description of Business                                                               21
         ITEM 17. Management's Discussion and Analysis or Plan of Operation                             23
         ITEM 18. Description of Property                                                               23
         ITEM 19. Certain Relationships and Related Transactions                                        24
         ITEM 20. Market for Common Equity and Related Stockholder Matters                              24
         ITEM 21. Executive Compensation                                                                26
         ITEM 22. Financial Statements                                                                  27
         ITEM 23. Changes in and Disagreements With Accountants on Accounting and Financial
                    Disclosure                                                                          38

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS
         ITEM 24. Indemnification of Directors and Officers                                             39
         ITEM 25. Other Expenses of Issuance and Distribution                                           39
         ITEM 26. Recent Sales of Unregistered Securities                                               39
         ITEM 27. Exhibits                                                                              40
         ITEM 28. Undertakings                                                                          40

ITEM 3. SUMMARY INFORMATION AND RISK FACTORS

You should carefully read all information in the prospectus, including the financial statements and related notes to financial statements, prior to making an investment decision.

ORGANIZATION

World Marketing, Inc. ("WMI" or the "Company") was originally organized in Delaware on March 22, 1999, with the name Webmarketing, Inc. ("Webmarketing"). On July 7, 2004, the Company revived its charter and changed its name from Webmarketing to World Marketing, Inc.

Webmarketing attempted to establish a web-based marketing business for health care products from its inception in 1999 until 2001. However, the Company did not have any revenues and discontinued operations in 2001.

BUSINESS

The primary objective of the Company is to acquire, make necessary renovations and resell both residential and commercial real estate. It is anticipated that the Company may lease some of the properties while they are being held for sale.

The Company expects to acquire real estate using cash, mortgage financing or its common stock or any combination thereof. The Company anticipates that the majority of the properties acquired will be in the New York City area.

The real estate will be sold directly by the Company to the extent deemed practical. If necessary, broker services will be used to expedite a given sale.

THE OFFERING

As of the date of this prospectus, we had 8,150,300 shares of common stock outstanding.

Selling shareholders are offering up to 920,000 shares of common stock. The selling shareholders will offer their shares at $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will pay all expenses of registering the securities, estimated at approximately $37,011. We will not receive any proceeds from the sale of these securities.

FINANCIAL SUMMARY

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and related notes to the financial statements before making an investment decision.

WORLD MARKETING, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AUGUST 31, 2005


                                     ASSETS

Current assets:
  Cash and cash equivalents                                           $  13,311
                                                                      ---------
     Total current assets                                                13,311
Investment in real estate                                               215,000
                                                                      ---------
     Total assets                                                     $ 228,311
                                                                      =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                    $  14,000
                                                                      ---------
     Total liabilities                                                   14,000
                                                                      ---------

Commitments and contingencies

Stockholders' equity:
  Common stock: $.00001 par value; authorized 25,000,000 shares;
    issued and outstanding 8,150,300 shares                                  82
  Additional paid-in capital                                            250,963
  Accumulated deficit                                                   (36,734)
                                                                      ---------
     Total stockholders' equity                                         214,311
                                                                      ---------
          Total liabilities and stockholders' equity                  $ 228,311
                                                                      =========


WORLD MARKETING, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
YEARS ENDED AUGUST 31, 2005 AND 2004 AND DEVELOPMENT STAGE
 FROM INCEPTION (JULY 22, 2005), THROUGH AUGUST 31, 2005


                                                                              FROM INCEPTION
                                                                              (JULY 22, 2005)
                                                         YEARS ENDED             THROUGH
                                                          AUGUST 31,            AUGUST 31,
                                                 --------------------------    -----------
                                                     2005          2004           2005
                                                 -----------    -----------    -----------
CONTINUING OPERATIONS
  Selling, general and administrative expenses   $     7,739    $       750    $     7,739
                                                 -----------    -----------    -----------
          NET LOSS                               $    (7,739)   $      (750)   $    (7,739)
                                                 ===========    ===========    ===========

NET LOSS PER SHARE, BASIC AND DILUTED            $     (0.00)   $     (0.00)   $     (0.00)
                                                 ===========    ===========    ===========

WEIGHTED AVERAGE SHARES OUTSTANDING,
  BASIC AND DILUTED                                5,984,881      5,930,300      6,428,350
                                                 ===========    ===========    ===========


                                  RISK FACTORS

This Information Statement contains forward-looking statements within the meaning of the Securities Act. Discussions containing such forward-looking statements may be found throughout this Information Statement. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, without limitation, the risk factors set forth below and the matters set forth in this Information Statement.

GENERAL RISKS

If the properties of the Company, the properties of those entities in which it invests or the properties of those entities to which it will lend (collectively, the "Properties") do not generate revenue sufficient to meet operating expenses, including debt service and capital expenditures, the financial condition and results of operations of the Company may be adversely affected. The Company's financial condition and results of operations also may be adversely affected by a number of other factors, including international and domestic general economic climate and local real estate conditions (such as oversupply of or reduced demand for space and changes in market rental rates); the perceptions of prospective tenants of the safety, convenience and attractiveness of the Properties; the ability of the owner to provide adequate management, maintenance and insurance; energy and supply shortages; the ability to collect on a timely basis all rent from tenants and interest from borrowers; the expense of periodically renovating, repairing and re-letting spaces; and increasing operating costs (including real estate taxes and utilities) which may not be passed through to tenants. Certain significant expenditures associated with investments in real estate (such as mortgage payments, real estate taxes, insurance and maintenance costs) are generally not reduced when circumstances cause a reduction in rental revenues from the investment. If a Property is mortgaged to secure the payment of indebtedness and if the Company or the entity in which the Company invests or to which it lends is unable to meet its mortgage payments, a loss could be sustained as a result of foreclosure on the property or the exercise of other remedies by the mortgagee. In addition, real estate values and income from properties also are affected by such factors as compliance with laws, including tax laws, interest rate levels and the availability of financing.

DIFFICULTY OF LOCATING SUITABLE INVESTMENTS; COMPETITION; CAPITAL REQUIREMENTS

Identifying, completing and realizing returns on real estate investments has from time to time been highly competitive, and involves a high degree of uncertainty. The Company will be competing for investments with many public and private real estate investment vehicles, including financial institutions (such as mortgage banks, pension funds and real estate investment trusts) and other institutional investors, as well as individuals. There can be no assurance that the Company will be able to locate and complete investments which satisfy the Company's rate of return objective or realize upon their value or that it will be able to fully invest its available capital.

Many of those with whom the Company will compete for investments are far larger than the Company, may have greater financial resources than the Company and may have management personnel with more experience than the officers of the Company.

The success of the Company's business strategy is dependent upon being able to obtain significant amounts of equity capital and proceeds from borrowings on terms financially advantageous to the Company. The inability of the Company to obtain such equity capital and debt proceeds on such terms may have a material adverse effect on the Company.

RISKS OF ACQUISITION, DEVELOPMENT, CONSTRUCTION AND RENOVATION ACTIVITIES

ACQUISITION - The Company intends to acquire existing properties to the extent that they can be acquired with advantageous terms and meet the Company's investment criteria. Acquisitions of properties entail general investment risks associated with any real estate investment, including the risk that investments will fail to perform as expected, that estimates of the cost of improvements to bring an acquired property up to standards established for the intended market position may prove inaccurate and the occupancy rates and rents achieved may be less than anticipated.

DEVELOPMENT, CONSTRUCTION AND RENOVATION - The Company also intends to pursue selective development, construction and renovation of properties for its own account or the account of, or through, entities in which it owns an equity interest as opportunities arise, including, without limitation, long-term, higher-risk, mixed-use retail entertainment projects. Risks associated with the Company's development, construction and renovation activities include the risks that: the Company may abandon development opportunities after expending resources to determine feasibility; construction and renovation costs of a project may exceed original estimates; occupancy rates and rents at a newly completed property may not be sufficient to make the property profitable; and development, construction, renovation and lease-up may not be completed on schedule (including risks beyond the control of the Company, such as weather or labor conditions or material shortages) resulting in increased debt service expense and construction costs. Development, construction and renovation activities also are subject to risks relating to the inability to obtain, or delays in obtaining, all necessary zoning, land-use, building, and occupancy and other required governmental permits and authorizations. These risks could result in substantial unanticipated delays or expenses and, under certain circumstances, could prevent completion of development, construction and renovation activities once undertaken, any of which could adversely affect the financial condition and results of operations of the Company. Properties under development or acquired for development may generate little or no cash flow from the date of acquisition through the date of completion of development and may experience operating deficits after the date of completion. In addition, new development and renovation activities, regardless of whether or not they are ultimately successful, typically require a substantial portion of management's time and attention.

Any properties developed and renovated by the Company will be subject to the risks associated with the ownership and operation of real estate described elsewhere in this section entitled "RISK FACTORS."

DEPENDENCE ON RENTAL INCOME FROM REAL PROPERTY

The Company's cash flow, results of operations and value of its assets would be adversely affected if a significant number of tenants of the Properties failed to meet their lease obligations or if the Company or the owner of a Property were unable to lease a significant amount of space on economically favorable terms. In the event of a default by a lessee, the owner may experience delays in enforcing its rights as lessor and may incur substantial costs in protecting its investment. The bankruptcy or insolvency of a major tenant may have an adverse effect on a property. At any time, a tenant also may seek protection under the bankruptcy laws, which could result in rejection and termination of such tenant's lease and thereby cause a reduction in the cash flow of the property. If a tenant rejects its lease, the owner's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. Generally, the amount of the claim would be capped at the amount owed for unpaid pre-petition lease payments unrelated to the rejection, plus the greater of one year's lease payments or 15.0% of the remaining lease payments payable under the lease (but not to exceed the amount of three years' lease payments). No assurance can be given that the Properties will not experience significant tenant defaults in the future.

OPERATING RISKS

The Properties are subject to operating risks common to the particular property type, any and all of which may adversely affect occupancy or rental rates. Such properties are subject to increases in operating expenses such as cleaning; electricity; heating, ventilation and air-conditioning; elevator repair and maintenance; insurance and administrative costs; and other general costs associated with security, landscaping, repairs and maintenance. While commercial tenants are often obligated to pay a portion of these escalating costs, there can be no assurance that they will agree to pay such costs or that the portion that they agree to pay will fully cover such costs. If operating expenses increase, the local rental market may limit the extent to which rents may be increased to meet increased expenses without decreasing occupancy rates. To the extent rents cannot be increased or costs controlled, the cash flow of the Company and its financial condition may be adversely affected.

ADVERSE CONSEQUENCES OF DEBT FINANCING

LEVERAGE - Some of the Company's real estate equity investments may utilize a leveraged capital structure, in which case a third party lender would be entitled to cash flow generated by such investments prior to the Company receiving a return. As a result of such leverage, the Company would be subject to the risks normally associated with debt financing, including the risk that cash flow from operations and investments will be insufficient to meet required payments of principal and interest, the risk that existing debt (which in most cases will not have been fully amortized at maturity) will not be able to be refinanced or that the terms of such refinancing will not be as favorable to the Company, and the risk that necessary capital expenditures for such purposes as renovations and other improvements will not be able to be financed on favorable terms or at all. While such leverage may increase returns or the funds available for investment by the Company, it also will increase the risk of loss on a leveraged investment. If the Company defaults on secured indebtedness, the lender may foreclose and the Company could lose its entire investment in the security for such loan. Because the Company may engage in portfolio financings where several investments are cross-collateralized, multiple investments may be subject to the risk of loss. As a result, the Company could lose its interests in performing investments in the event such investments are cross-collateralized with poorly performing or nonperforming investments. In addition, recourse debt, which the Company reserves the right to obtain, may subject other assets of the Company to risk of loss.

EXISTING DEBT MATURITIES; FORECLOSURES - The Company anticipates that only a portion of the principal of the Company's indebtedness outstanding from time to time will be repaid prior to maturity. However, the Company may not have sufficient funds to repay such indebtedness at maturity; it may therefore be necessary for the Company to refinance debt through additional debt financing or equity offerings. If the Company is unable to refinance this indebtedness on acceptable terms, the Company may be forced to dispose of properties or other assets upon disadvantageous terms, which could result in losses to the Company and adversely affect the amount of cash available for further investment.

RISK OF RISING INTEREST RATES - The Company may incur indebtedness in the future that bears interest at a variable rate or may be required to refinance its debt at higher rates. Accordingly, increases in interest rates could increase the Company's interest expense and adversely affect the financial condition and results of operations of the Company.

COVENANTS - Various credit facilities or other debt obligations may require the Company to comply with a number of financial and other covenants on an ongoing basis. Failure to comply with such covenants may limit the Company's ability to borrow funds or may cause a default under its then-existing indebtedness.

NO LIMITATION ON DEBT - The organizational documents of the Company do not contain any limitation on the amount of indebtedness the Company may incur. The Company also has the ability to use a more highly leveraged business strategy than typically used by REITs. Accordingly, the Company could become highly leveraged, resulting in an increase in debt service that could increase the risk of default on the Company's indebtedness.

NATURE OF INVESTMENTS MADE BY THE COMPANY MAY INVOLVE HIGH RISK; ILLIQUIDITY OF REAL ESTATE INVESTMENTS

The Company may make investments in real estate-related assets and businesses which have experienced severe financial difficulties, which difficulties may never be overcome. Since the Company may only make a limited number of investments and since many of the investments may involve a high degree of risk, poor performance by one of the investments could severely affect the financial condition and results of operations of the Company.

Equity and debt investments in real estate may be relatively illiquid. Such illiquidity limits the ability of the Company to modify its portfolio in response to changes in economic or other conditions. Illiquidity may result from the absence of an established market for the investments as well as legal or contractual restrictions on their resale by the Company.

RELIANCE ON MAJOR TENANTS

The financial position of the Company may be adversely affected by financial difficulties experienced by any major tenant of the Company, including a bankruptcy, insolvency or general downturn in the business of any such tenant, or in the event any such tenant does not renew its leases as they expire.

THIRD-PARTY BANKRUPTCY RISKS

Investments made in assets operating in workout modes or under Chapter 11 of the Bankruptcy Code could be subordinated or disallowed, and the Company could be liable to third parties in such circumstances. Furthermore, distributions made to the Company in respect of such investments could be recovered if any such distribution is found to be a fraudulent conveyance or preferential payment. Bankruptcy laws, including the automatic stay imposed upon the filing of a bankruptcy petition, may delay the ability of the Company to realize a return on collateral for loan positions held or may adversely affect the priority of such loans through doctrines such as equitable subordination or may result in a restructure of the debt through principles such as the "cram-down" provisions of the bankruptcy laws.

RISKS OF UNINSURED LOSS

The Company will carry comprehensive liability, fire, extended coverage and rental loss insurance, as appropriate, with respect to all of the properties that it owns or acquires, with policy specifications, insured limits and deductibles customarily carried for similar properties. There are, however, certain types of losses (such as losses arising from acts of war or relating to pollution) that are not generally insured because they are either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, the Company could lose its capital invested in a property, as well as the anticipated future revenue from such property and would continue to be obligated on any mortgage indebtedness or other obligations related to the property. Any such loss would adversely affect the financial condition and results of operations of the Company.

With respect to those properties in which the Company holds an interest through a mortgage, as well as those properties owned by entities to whom the Company makes unsecured loans, the borrowers will most likely be obligated to maintain insurance on such properties and to arrange for the Company to be covered as a named insured on such policies. The face amount and scope of such insurance coverage may be less comprehensive than the Company would carry if it held the fee interest in such property. Accordingly in such circumstances or in the event that the borrowers fail to maintain required coverage, uninsured or underinsured losses may occur, which could have an adverse impact on the Company's cash flow or financial condition.

POTENTIAL ENVIRONMENTAL LIABILITY RELATED TO THE PROPERTIES

Under various Federal, state and local laws, ordinances and regulations, an owner or operator of real estate is liable for the costs of removal or remediation of certain hazardous or toxic substances on or in such property. These laws often impose such liability without regard to whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of any required remediation and the owner's liability therefore as to any property is generally not limited under such enactments and could exceed the value of the property and/or the aggregate assets of the owner. The presence of such substances, or the failure to properly remediate such substances, may adversely affect the owner's ability to sell or rent such property or to borrow using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances also may be liable for the costs of removal or remediation of such substances at a disposal or treatment facility, whether or not such facility is owned or operated by such persons. Certain environmental laws govern the removal, encapsulation or disturbance of asbestos-containing materials ("ACMs") when such materials are in poor condition, or in the event of renovation or demolition. Such laws impose liability for release of ACMs into the air and third parties may seek recovery from owners or operators of real properties for personal injury associated with ACMs. The operation and subsequent removal of certain underground storage tanks also are regulated by Federal and state laws. In connection with the ownership (direct or indirect), operation, management and development of real properties, the Company may be considered an owner or operator of such properties or as having arranged for the disposal or treatment of hazardous or toxic substances, and, therefore, potentially liable for removal or remediation costs, as well as certain other related costs, including governmental fines and injuries to persons and property. The Company does not intend to acquire properties with an environmental risk. However, such risks could be unknown and arise after the acquisition of a property.

CHANGES IN POLICIES WITHOUT STOCKHOLDER APPROVAL

The investment, financing, borrowing and distribution policies of the Company and its policies with respect to all other activities, growth, debt, capitalization and operations, will be determined by the Company's Board of Directors. Although it has no present intention to do so, the Company's Board of Directors may amend or revise these policies at any time and from time to time at its discretion without a vote of the stockholders of the Company. A change in these policies could adversely affect the Company's financial condition, results of operations and the market price of the Company's common stock.

COSTS OF COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT AND SIMILAR LAWS

Under the Americans with Disabilities Act of 1980 (the "ADA"), places of public accommodations and commercial facilities are required to meet certain Federal requirements related to access and use by disabled persons. Compliance with ADA requirements could require both structural and non-structural changes to the properties in which the Company invests and noncompliance could result in the imposition of fines by the United States government or an award of damages to private litigants. Although management of the Company believes that its properties are substantially in compliance with present requirements of the ADA, the Company may incur additional costs of compliance in the future. A number of additional Federal, state and local laws exist which impose further burdens or restrictions on owners with respect to access by disabled persons and may require modifications to properties in which the Company invests, or restrict certain further renovations thereof, with respect to access by disabled persons. Final regulations under the ADA have not yet been promulgated and the ultimate amount of the cost of compliance with the ADA or other such laws is not currently ascertainable. While such costs are not expected to have a material effect on the Company, they could be substantial. If required changes involve greater expense than the Company currently anticipates, the Company's financial condition and results of operations could be adversely affected.

NONCOMPLIANCE WITH OTHER LAWS

Real estate properties also are subject to various Federal, state and local regulatory requirements, such as state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. The Company believes that its properties are currently in material compliance with all such regulatory requirements. However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by the Company and could have an adverse effect on the Company's results of operations.

HEDGING POLICIES/RISKS

In connection with the financing of certain real estate investments, the Company may employ hedging techniques designed to protect the Company against adverse movements in currency and/or interest rates. While such transactions may reduce certain risks, such transactions themselves may entail certain other risks. Thus, while the Company may generally benefit from the use of these hedging mechanisms, unanticipated changes in interest rates, securities prices, or currency exchange rates may result in a reduced overall performance for the Company than if it had not entered into such hedging transactions.

DIVIDEND POLICY

The future payment of dividends by the Company will depend on decisions that will be made by the Company's Board of Directors from time to time based on the results of operations and financial condition of the Company and such other business considerations as the Company's Board of Directors considers relevant. The Company presently anticipates that it will retain all available funds for use in the operation and expansion of its business and does not anticipate paying any dividends in the foreseeable future.

RECENTLY FORMED ENTITY; LACK OF INDEPENDENT OPERATING HISTORY

It should be noted that the Company is a recently-formed entity with no prior operating history. There can be no assurance that the Company will not encounter financial, managerial or other difficulties as a result of its lack of operating history.

CONTROL BY EXECUTIVE OFFICERS AND DIRECTORS

Based solely on their ownership of WMI common stock, the executive officers and directors of the Company will beneficially own an aggregate of 5,150,000 shares, or approximately 63%, of the Company's outstanding common stock. Such persons will have substantial influence over the Company and on the outcome of matters submitted to the Company's stockholders for approval. In addition, such ownership could discourage acquisition of the Company's common stock by potential investors, and could have an anti-takeover effect, possibly depressing the trading price of the Company's common stock.

ABSENCE OF PRIOR TRADING MARKET FOR COMPANY COMMON STOCK; POTENTIAL VOLATILITY

There is no existing market for the Company common stock. Although the Company initially intends to apply for quotation and trading of the Company common stock on the OTC Bulletin Board, no assurance can be given that an active trading market for the Company common stock will develop. Prices at which the Company common stock may trade cannot be predicted. The prices at which the Company common stock trades will be determined by the marketplace and may be influenced by many factors, including, among others, the success of the Company's business, the depth and liquidity of the market for the Company common stock, investor perception of the Company and its assets, the Company's dividend policy, and general economic and market conditions. The depth and liquidity of the market for the Company common stock may be affected by the aggregate beneficial ownership by executive officers and directors of the Company, currently approximately 63% of the Company common stock.

In addition, the stock market has experienced extreme price and volume fluctuations which have affected the market price of many companies and which have at times been unrelated to the operating performance of the specific companies whose stock is traded. Broad market fluctuations and general economic conditions may adversely affect the market price of the Company common stock.

DEPENDENCE ON KEY PERSONNEL

The Company is dependent on the efforts of its executive officer and other key personnel. While the Company believes that it could find replacements for these persons, the loss of their services could have a temporary adverse effect on the operations of the Company. None of the Company's executive officers or other key personnel have an employment agreement with the Company. There can be no assurance that the Company will be able to retain these persons or to attract suitable replacements or additional personnel if required. The Company has not obtained key-man insurance for any of its executive officers or other key personnel.

ITEM 4. USE OF PROCEEDS

Not applicable. We will not receive any proceeds from the sale of shares offered by the selling shareholders.

ITEM 5. DETERMINATION OF OFFERING PRICE

Our management has determined the offering price for the selling shareholder's shares. The offering price has been arbitrarily determined and does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our securities.

ITEM 6. DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

ITEM 7. SELLING SECURITY HOLDERS

The selling shareholders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling shareholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling shareholders upon termination of this offering. These selling shareholders acquired their shares by purchases exempt from registration under section 4(2) of the Securities Act of 1933. We believe that the selling shareholders listed in the table have sole voting and investment power with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the selling shareholders. No selling shareholders are broker-dealers or affiliates of broker-dealers.

Selling Shareholders                                    Shares

Rachel Rottenberg                                       20,000
Chaya Sarah Zarchi                                      10,000
Rachel Zarchi                                           15,000
Mendel Zarchi                                           15,000
Hirsh Zarchi                                            25,000
Nenama Zarchi                                           46,000
Elka Zarchi                                             25,000
Mayer Zarchi                                            74,000
Chana Zarchi                                            20,000
Leah Kalmanson                                          30,000
Menachem M. Kalmanson                                   20,000
Mayer Zarchi                                            20,000
Chaya B. Mermelstein                                   600,000

All shareholders except for Chaya B. Mermelstein, own less than one percent of our issued and outstanding common stock and are registering all of their shares for resale under this registration statement. No selling shareholders, except Chaya B. Mermelstein, is an affiliate of us. Chaya B. Mermelstein currently owns 23.3% of our outstanding common stock.

BLUE SKY

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Standard and Poor's Corporate Manual, secondary trading can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after this registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

All of our selling shareholders currently reside in New York. To the best of our knowledge we have made all appropriate filings in New York to permit sales of the securities registered in this offering.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

ITEM 8. PLAN OF DISTRIBUTION

Selling shareholders are offering up to 920,000 shares of common stock. The selling shareholders will offer their shares at $.10 per share until our shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices. We will not receive any proceeds from the sale of shares from the selling shareholders. We will pay all expenses of registering the securities.

The securities offered by this prospectus will be sold by the selling shareholders without underwriters and without commissions. The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place in the over-the-counter market or privately negotiated transactions.

Any of the selling shareholders, acting alone or in convert with on another, may be considered statutory underwriters under the Securities Act of 1933, if they are directly or indirectly conducting an illegal distribution of the securities on behalf of our corporation. For instance, an illegal distribution may occur if any of the selling shareholders were to provide us with cash proceeds from their sales of the securities. If any of the selling shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus. In addition, the selling shareholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledge in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. After our securities are qualified for quotation on the OTC Bulletin Board, the selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

In addition to the above, each of the selling shareholders will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person.

Upon this registration statement being declared effective, the selling shareholders may offer and sell their shares from time to time until all of the shares registered are sold; however, this offering may not extend beyond two years from the initial effective date of this registration statement.

There can be no assurance that the selling shareholders will sell any or all of the securities. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

All of the foregoing may affect the marketability of our securities. Pursuant to the various agreements we have with the selling shareholders, we will pay all the fees and expenses incident to the registration of the securities.

Should any substantial change occur regarding the status or other matters concerning the selling shareholders or us, we will file a post-effective amendment disclosing such matters.

ITEM 9. LEGAL PROCEEDINGS

There are no pending or threatened lawsuits against us.

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

(a) IDENTIFY DIRECTORS AND EXECUTIVE OFFICERS

NAME                             AGE                  POSITION
----                             ---                  --------

Jacob Roth                       58                   Chief Executive
                                                       Officer and Director

Frimet Taub                      25                   Secretary, Treasurer
                                                       and Director

JACOB ROTH was named President and Director of the Company on March 22, 1999. Mr. Roth was chief executive officer of Virilitec Industries, Inc. from July 1, 2002 until December 1, 2003.

FRIMET TAUB was named Secretary, Treasurer and Director of the Company on March 22, 1999. Mrs. Taub was a teacher at UTA in Brooklyn, New York from 1999 through 2002.

(b) IDENTIFY SIGNIFICANT EMPLOYEES

None other than officers and directors identified above.

(c) FAMILY RELATIONSHIPS

Frimet Taub is the daughter of Jacob Roth.

(d) INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

None.

(e) AUDIT COMMITTEE FINANCIAL EXPERT

The Board of Directors of the Company currently serves as the audit committee, which does not currently include a person qualified as an audit committee financial expert.

(f) IDENTIFICATION OF THE AUDIT COMMITTEE

The Board of Directors of the Company serves as the audit committee.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(a) SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below lists the beneficial ownership of the Company's voting securities by each person known to be the beneficial owner of more than 5% of such securities. As of August 31, 2005, there were 8,150,300 shares of the Company's common stock issued and outstanding. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. We believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. There are currently no outstanding convertible securities, warrants, options or other rights.

                   Name and                       Amount and
                   address                        nature of
                   of beneficial                  beneficial        Percent
Title of class     owner                          owner             of class
--------------     -----                          -----             --------

Common             Jacob Roth                     4,900,000         60.1%
                   543 Bedford Ave, #176
                   Brooklyn, NY  11211

Common             Chaya B. Mermelstein           1,900,000         23.3%
                   151 Skillman Street
                   Brooklyn, NY  11205

(b) SECURITY OWNERSHIP OF MANAGEMENT

The following information lists, as to each class, equity securities beneficially owned by all officers and directors, and of the directors and officers of the issuer, as a group.

                     Name and                     Amount and
                     address                      nature of
                     of beneficial                beneficial        Percent
Title of class       owner                        owner             of class
--------------       -----                        -----             --------

Common               Jacob Roth                   4,900,000         60.1%
                     543 Bedford Ave, #176
                     Brooklyn, NY  11211

Common               Frimet Taub                  250,000           3.1%
                     543 Bedford Ave, #176
                     Brooklyn, NY  11211

Common               All officers and directors   5,150,000         63.2%
                     as a group (2 persons)

ITEM 12. DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws is qualified in its entirety. The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

(a) COMMON STOCK

The Company is authorized to issue 25,000,000 shares of common stock, with a par value of $.00001 per share. Each share of common stock has one vote. At August 31, 2005, there were 8,150,300 shares of the Company's common stock issued and outstanding.

(b) DEBT SECURITIES

         None.

(c) OTHER SECURITIES TO BE REGISTERED

         None.

ITEM 13. INTEREST OF NAMED EXPERTS AND COUNSEL

The August 31, 2005 and 2004 financial statements incorporated by reference to this prospectus have been audited by Creason & Associates, P.L.L.C. ("Creason"), which is an independent registered public accounting firm, to the extent and for the periods set forth in its report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

We have not hired Creason or any other expert on a contingency basis.

ITEM 14. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITES ACT LIABILITIES

Article Seventh of the Company's Certificate of Incorporation and Article IX of the Company By-laws limit the personal liability of the Company's directors to the Company or its stockholders for monetary damages for breach of fiduciary duty.

The Certificate of Incorporation provides that each person who serves or who has served as a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of loyalty to the corporation or its stockholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payment of dividend or unlawful stock purchase or redemption as such liability is imposed under
Section 174 of the General Corporation Laws of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 15. ORGANIZATION WITHIN LAST FIVE YEARS

World Marketing, Inc. ("WMI" or the "Company") was originally organized in Delaware on March 22, 1999, with the name Webmarketing, Inc. ("Webmarketing"). On July 7, 2004, the Company revived its charter and changed its name from Webmarketing to World Marketing, Inc.

Webmarketing attempted to establish a web-based marketing business for health care products from its inception in 1999 until 2001. However, the Company did not have any revenues and discontinued operations in 2001.

Commencing in July 2005, the Company changed its business plan, and currently the primary objective of the Company is to acquire, make necessary renovations and resell both residential and commercial real estate. It is anticipated that the Company may lease some of the properties while they are being held for sale.

ITEM 16. DESCRIPTION OF BUSINESS

The primary objective of the Company is to acquire, make necessary renovations and resell both residential and commercial real estate. It is anticipated that the Company may lease some of the properties while they are being held for sale.

The Company expects to acquire real estate using cash, mortgage financing or its common stock or any combination thereof. The Company anticipates that the majority of the properties acquired will be in the New York City area.

The real estate will be sold directly by the Company to the extent deemed practical. If necessary, broker services will be used to expedite a given sale.

COMPETITION
-----------
The first competitive consideration is to locate real estate for purchase that is within the Company's pricing limitations and is considered to be priced right for the market in that particular area. The competition for real estate is intense, and includes firms as small as one person working out of their home to multi-national conglomerates.

Once a property is acquired, the first task is to complete necessary repairs and renovations. When the property is available for sale, the major risk factor is to conclude a profitable sale. In this regard, a problem with some properties is the individuals who agree to a purchase contract may not be qualified to receive mortgage financing. The time period of removing the property from the market and then discovering that the purchaser is not mortgage qualified is costly in terms of reduced profits when a sale is concluded.

The profit potential to the Company is wholly dependent upon the ability of its officers and employees to purchase property and resell it at a price level which will provide profits to the Company. There is no assurance that these objectives will be realized. It is reasonable to assume that any property acquired and prepared for resale will eventually be sold. However, it may be that an eventual resale will be at a loss.

Because of the nature of this business there are no statistics that indicate the number of investors in the business or the financial extent of their activities. The Company will basically be in the same competitive position as any other investor seeking to purchase real estate in our anticipated price range.

GOVERNMENTAL REGULATIONS, APPROVAL, COMPLIANCE
----------------------------------------------
The purchase and sale of real estate is essentially a private transaction. There are no known governmental regulations or compliance procedures to be considered, federal or state. The sale of real estate is reported to the Internal Revenue Service, but this is not an administrative factor in the purchase and sale process. The Company does not expect that environmental laws, federal or state, will have any impact on the planned real estate purchases, either in terms of compliance or cost or otherwise. The Company does not intend to purchase any property where environmental concerns exist.

EMPLOYEES
---------
It is anticipated that the only employee of this business in the near future will be its President. All other operative functions, such as repairs and/or renovations to the real estate will be handled by independent contractors or consultants.

ITEM 17. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This Information Statement contains forward-looking statements within the meaning of the Securities Act. Discussions containing such forward-looking statements may be found throughout this Information Statement. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, without limitation, the risk factors set forth in Item 3 and the matters set forth in this Information Statement.

At the present time the Company has only nominal overhead costs. The officers of the Company are not on any payroll and the offices of the Company and administrative assistance are now being provided at no cost. This situation will remain constant until such time as the Company has sufficient capital to afford to pay salaries.

The Company acquired one property on August 25, 2005, in exchange for $25,000 in cash and 1,900,000 shares of its common stock, which were valued at $190,000.

The plan of operation for the next twelve months is to purchase one or more additional properties, make necessary repairs and/or renovations, and resell those properties. The Company expects to use both loans from existing shareholders and sales of its common stock in private placements to fund its operations until it can produce positive cash flow.

OFF-BALANCE SHEET ARRANGEMENTS

None.

ITEM 18. DESCRIPTION OF PROPERTY

On August 25, 2005, the Company acquired its first real estate property, a condominium located in Brooklyn, New York, in exchange for $25,000 in cash and 1,900,000 shares of its common stock which was valued at $190,000. The cash payment included $11,000 which was paid at closing and $14,000 which is due within six months.

The executive office of the Company is currently provided, at no charge, by the chief executive officer of the Company. It is expected that this arrangement will continue until operations expand beyond the current level. Rent expense has not been and will not be a significant item.

INVESTMENT POLICIES

The Company expects to acquire real estate using cash, mortgage financing or its common stock or any combination thereof. The Company anticipates that the majority of the properties acquired will be in the New York City area.

ITEM 19. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Jacob Roth is the only promoter of the Company. He has never received anything of value, tangible or intangible, directly or indirectly, from the Company.

Mr. Roth has acquired 4,900,000 shares of the common stock of the Company for a total consideration of $490 in 1999.

Mrs. Taub is the daughter of Mr. Roth.

ITEM 20. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) MARKET INFORMATION

There is no public trading market for the Company's common stock and management has not undertaken any discussions, preliminary or otherwise, with any prospective market maker regarding a public market for the stock.

There are no warrants or options or convertible securities of the Company outstanding.

Out of the 8,150,300 shares of voting common stock outstanding, there are 7,370,000 shares which are restricted and 780,300 shares of common stock which were issued before April 7, 1999 and are free trading pursuant to Rule 144(k) of the Securities Act of 1933. There are no agreements between the stockholders and the Company pertaining to the registration of their shares under the Securities Act.

PENNY STOCK CONSIDERATIONS

Our shares will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000, or annual income exceeding $100,000 individually or $300,000 together with his or her spouse, is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

     o Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;
     o Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

     o Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and
     o Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decrease, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

SALES OF OUR COMMON STOCK UNDER RULE 144

As of August 31, 2005, there are 320,000 shares of our common stock held by non -affiliates and 7,050,000 shares of our common stock held by affiliates that Rule 144 of the Securities Act of 1933 defines as restricted securities. We are registering the 920,000 of these shares in this registration statement. No shares have been sold pursuant to Rule 144 of the Securities Act of 1933' and as of August 31, 2005, there are 5,150,000 shares held by affiliates eligible for resale under Rule 144.

Once this registration statement is effective, the shares of our common stock being offered by our selling shareholders will be freely-tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates," which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

(b) HOLDERS

There are 73 shareholders of record of the Company's common stock at August 31, 2005.

(c) DIVIDENDS

The Company has not paid dividends to date and has no plans to do so in the foreseeable future.

(d) SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

         None.

ITEM 21. EXECUTIVE COMPENSATION

Jacob Roth currently serves as President and Chief Executive Officer of the Company and Frimet Taub serves as Secretary and Treasurer of the Company. There are no other individuals involved in the management or administration of the Company. Neither Mr. Roth nor Mrs. Taub currently receives any form of compensation, either direct or indirect, and no compensation is being accrued on the books of the Company. Accordingly, all disclosure items of executive compensation are currently not applicable.

ITEM 22. FINANCIAL STATEMENTS







                              WORLD MARKETING, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS


                                 August 31, 2005



                                    CONTENTS

                                                                     PAGE
                                                                     ----

Report of Independent Registered Public Accounting Firm               28
Balance Sheet                                                         29
Statements of Operations                                              30
Statements of Stockholders' Equity                                    31
Statements of Cash Flows                                              32
Notes to Financial Statements                                        33-37

                         CREASON & ASSOCIATES, P.L.L.C.
                         7170 S. Braden Ave., Suite 100
                              Tulsa, OK 74136-6333
                      Phone: 918-481-5355 Fax: 918-481-5771

             Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
World Marketing, Inc.

We have audited the accompanying balance sheet of World Marketing, Inc. (a development stage company) as of August 31, 2005, and the related statements of operations, stockholders' equity and cash flows for the years ended August 31, 2005 and 2004, and the period from inception (July 22, 2005) through August 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of World Marketing, Inc. (a development stage company) at August 31, 2005, and the results of its operations and its cash flows for the years ended August 31, 2005 and 2004, and the period from inception (July 22, 2005) through August 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that World Marketing, Inc. (a development stage company) will continue as a going concern. As discussed in Note 1 to the financial statements, World Marketing, Inc. has acquired a new real estate property and plans to resell the property. However, there can be no assurance that the Company can sell the property at a profit or will be able to obtain sufficient funding to implement its business plan. These conditions raise substantial doubt about World Marketing, Inc.'s ability to continue as a going concern. Management's plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that may result from the outcome of these uncertainties.

                                              /s/ Creason & Associates, P.L.L.C.

Tulsa, Oklahoma
October 7, 2005

WORLD MARKETING, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AUGUST 31, 2005


                                     ASSETS

Current assets:
  Cash and cash equivalents                                           $  13,311
                                                                      ---------
     Total current assets                                                13,311
Investment in real estate                                               215,000
                                                                      ---------
     Total assets                                                     $ 228,311
                                                                      =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                    $  14,000
                                                                      ---------
     Total liabilities                                                   14,000
                                                                      ---------

Commitments and contingencies

Stockholders' equity:
  Common stock: $.00001 par value; authorized 25,000,000 shares;
    issued and outstanding 8,150,300 shares                                  82
  Additional paid-in capital                                            250,963
  Accumulated deficit                                                   (36,734)
                                                                      ---------
     Total stockholders' equity                                         214,311
                                                                      ---------
          Total liabilities and stockholders' equity                  $ 228,311
                                                                      =========

See accompanying notes to financial statements


WORLD MARKETING, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
YEARS ENDED AUGUST 31, 2005 AND 2004 AND DEVELOPMENT STAGE
 FROM INCEPTION (JULY 22, 2005), THROUGH AUGUST 31, 2005


                                                                              FROM INCEPTION
                                                                              (JULY 22, 2005)
                                                         YEARS ENDED             THROUGH
                                                          AUGUST 31,            AUGUST 31,
                                                 --------------------------    -----------
                                                    2005           2004            2005
                                                 -----------    -----------    -----------
CONTINUING OPERATIONS
  Selling, general and administrative expenses   $     7,739    $       750    $     7,739
                                                 -----------    -----------    -----------
          NET LOSS                               $    (7,739)   $      (750)   $    (7,739)
                                                 ===========    ===========    ===========

NET LOSS PER SHARE, BASIC AND DILUTED            $     (0.00)   $     (0.00)   $     (0.00)
                                                 ===========    ===========    ===========

WEIGHTED AVERAGE SHARES OUTSTANDING,
  BASIC AND DILUTED                                5,984,881      5,930,300      6,428,350
                                                 ===========    ===========    ===========



See accompanying notes to financial statements.






                                       30


WORLD MARKETING, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED AUGUST 31, 2005 AND 2004

                                                                                                           (Deficit)
                                                                                                          Accumulated
                                                              Common Stock       Additional                During the
                                                          ---------------------    Paid-in   Accumulated  Development
                                                           Shares     Par Value    Capital     Deficit       Stage        Total
                                                          ---------   ---------   ---------   ---------    ---------    ---------

Balance at September 1, 2003                              5,930,300   $      60   $  22,425   $ (28,245)   $      --    $  (5,760)
Net loss                                                         --          --          --        (750)          --         (750)
                                                          ---------   ---------   ---------   ---------    ---------    ---------
Balance at August 31, 2004                                5,930,300          60      22,425     (28,995)          --       (6,510)
                                                          ---------   ---------   ---------   ---------    ---------    ---------
Sale of common stock for cash                               320,000           3      31,997                                32,000
Issue common stock for real estate investment             1,900,000          19     189,981          --          --       190,000
Contribution to capital by shareholder                           --          --       6,560                                 6,560
Net loss                                                         --          --          --          --       (7,739)      (7,739)
                                                          ---------   ---------   ---------   ---------    ---------    ---------
Balance at August 31, 2005                                8,150,300   $      82   $ 250,963   $ (28,995)   $  (7,739)   $ 214,311
                                                          =========   =========   =========   =========    =========    =========



See accompanying notes to financial statements.

                                       31



WORLD MARKETING, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
YEARS ENDED AUGUST 31, 2005 AND 2004 AND DEVELOPMENT STAGE
FROM INCEPTION (JULY 22, 2005), THROUGH AUGUST 31, 2005

                                                                                        FROM INCEPTION
                                                                YEARS ENDED             (JULY 22, 2005)
                                                                 AUGUST 31,                THROUGH
                                                         ----------------------------     AUGUST 31,
                                                             2005            2004            2005
                                                         ------------    ------------    ------------

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                 $     (7,739)   $       (750)   $     (7,739)
  Adjustment to reconcile net loss to net cash used
     in operating activities:
                                                         ------------    ------------    ------------
          Net cash used in operations                          (7,739)           (750)         (7,739)
                                                         ------------    ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Real estate investment                                      (11,000)             --         (11,000)
                                                         ------------    ------------    ------------
            Net cash used in investing activities             (11,000)             --         (11,000)
                                                         ------------    ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Loans from shareholder                                           50             750              50
  Proceeds from sale of common stock                           32,000              --          32,000
                                                         ------------    ------------    ------------
             Net cash provided by financing activities         32,050             750          32,050
                                                         ------------    ------------    ------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                      13,311              --          13,311
CASH AND CASH EQUIVALENTS, beginning of period                     --              --              --
                                                         ------------    ------------    ------------
CASH AND CASH EQUIVALENTS, end of period                 $     13,311    $         --    $     13,311
                                                         ============    ============    ============



SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest and income taxes:
  Interest                                               $         --    $         --    $         --
  Income taxes                                                     --              --              --
                                                         ------------    ------------    ------------
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of common stock for real estate                 $    190,000    $         --    $    190,000
Contribution of loan by shareholder                             6,560              --           6,560

See accompanying notes to financial statements.


WORLD MARKETING, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS


NOTE 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

         The financial statements include the accounts of World Marketing, Inc. ("WMI").

         WMI is a development stage enterprise within the meaning of Statement of Financial Accounting Standards No. 7, ("SFAS No. 7") "Accounting and Reporting by Development Stage Enterprises." Accordingly, the costs associated with the development stage activities, discussed below, have an inception date of July 22, 2005. Prior costs relating to an attempted internet business which was discontinued in 2001 have been transferred to accumulated deficit.

ORGANIZATION AND NATURE OF BUSINESS

         WMI is a Delaware corporation which was incorporated on March 22, 1999, with the name Webmarketing, Inc. ("Webmarketing"). On July 7, 2004, the Company revived its charter and changed its name from Webmarketing to World Marketing, Inc.

         On July 22, 2005, the Company began selling its common stock to obtain the funds necessary to begin implementation of its new business plan. The primary objective of the new business plan is to acquire, make necessary renovations and resell both residential and commercial real estate. It is anticipated that the Company may lease some of the properties while they are being held for sale.

         The Company expects to acquire real estate using cash, mortgage financing or its common stock or any combination thereof and anticipates that the majority of the properties acquired will be in the New York City area. The real estate will be sold directly by the Company to the extent deemed practical. If necessary, broker services will be used to expedite a given sale.

         Webmarketing attempted to establish a web-based marketing business for health care products from its inception in 1999 until 2001. However, the Company did not establish any revenues and discontinued these operations in 2001.

GOING CONCERN
         The Company has not established sources of revenues sufficient to fund the development of business, projected operating expenses and commitments for fiscal year 2006. The Company, which has been in the development stage since its inception, March 22, 1999, has accumulated a net loss of $28,995 through August 31, 2004. The Company ceased its plans to begin a web-based marketing business for health care products in 2001 and all operations were discontinued.

         In July 2005, the Company sold 320,000 shares of its common stock for $32,000 to provide a portion of the cash required to purchase its first real estate investment. However, there can be no assurance that the Company will be able to obtain sufficient funding to develop the Company's current business plan. The Company's current liabilities of $14,000 exceed its current assets by $689. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that may result from the outcome of these uncertainties.

CASH AND CASH EQUIVALENTS
         The Company considers all cash on hand, cash in banks and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

REVENUE RECOGNITION
         Revenue from real estate sales is recognized when the related property is subject to a binding contract and all significant obligations have been satisfied. Revenue from real estate leasing is recognized during the period covered by the lease. No revenue has been recognized.

STOCK OPTION PLANS
         WMI applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board Opinion No. 25 (APB No. 25), "Accounting for Stock Issued to Employees," and related interpretations, in accounting for its stock option plan. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price.

         SFAS No. 123, "Accounting for Stock Based Compensation" (SFAS No. 123), requires the Company to disclose pro forma information regarding option grants made to its employees. SFAS No. 123 specifies certain valuation techniques that produce estimated compensation charges that would be included in the required pro forma results. These amounts would not have been reflected in the Company's statements of operations, because APB No. 25 specifies that no compensation charge arises when the price of the employees' stock options equal the market value of the underlying stock at the grant date. The Company has not granted any options.

         Under SFAS No. 123, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model.

INVESTMENTS IN REAL ESTATE
         Costs associated with the acquisition, development and construction of real estate properties are capitalized when incurred. The carrying value of the properties will be reviewed, at least annually, for impairment. In the event the property is leased, depreciation will be recorded based upon a thirty-year life.

DEFERRED INCOME TAXES
         Deferred income taxes are provided for temporary differences between financial and tax reporting in accordance with the liability method under the provisions of SFAS No. 109, "Accounting for Income Taxes." A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless management believes it is more likely than not that such assets will be realized.

EARNINGS (LOSS) PER COMMON SHARE
         Earnings (loss) per common share are calculated under the provisions of SFAS No. 128, "Earnings per Share," which established new standards for computing and presenting earnings per share. SFAS No. 128 requires WMI to report both basic earnings per share, which is based on the weighted-average number of common shares outstanding, and diluted earnings per share, which is based on the weighted-average number of common shares outstanding plus all potential dilutive shares outstanding. At August 31, 2005 and 2004, there were no common stock equivalents. Accordingly, basic and diluted earnings per share are the same for all periods presented.

ESTIMATES
         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECENT ACCOUNTING PRONOUNCEMENTS
         The following is a summary of recent authoritative pronouncements that affect accounting, reporting, and disclosure of financial information by the Company.

         In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 153, "Exchanges of Non-monetary Assets," (SFAS 153) an amendment of APB Opinion No. 29, "Accounting for Non-monetary Transactions" (APB 29). The amendments made by SFAS 153 are based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for non-monetary exchanges of similar productive assets and replace it with a broader exception for exchanges of non-monetary assets that do not have commercial substance. Previously, APB 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. APB 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. The FASB believed that exception required that some non-monetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the FASB believes SFAS 153 produces financial reporting that more faithfully represents the economics of the transactions. SFAS 153 is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for non-monetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of SFAS 153 shall be applied prospectively. The Company has evaluated the impact of the adoption of SFAS 153, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

         In December 2004, the FASB issued SFAS 123 (revised 2004), "Share-Based Payment" (SFAS 123(R)). Among other things, SFAS 123(R) requires expensing the fair value of stock options, previously optional accounting. For transition, upon adoption on September 1, 2005, SFAS 123(R) would require expensing any unvested options and will also require us to change the classification of certain tax benefits from option deductions to financing rather than operating cash flows. As of August 31, 2005, the Company did not have any unvested options which would require adjustment upon adoption of SFAS 123(R). Adoption should have the same impact as the pro forma disclosure required under stock option plans above.

         Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

FAIR VALUE DETERMINATION
         Financial instruments consist of cash, marketable securities, promissory notes receivable, accounts payable, accrued expenses and short-term borrowings. The carrying amount of these financial instruments approximates fair value due to their short-term nature or the current rates at which the Company could borrow funds with similar remaining maturities.


NOTE 2. INVESTMENTS IN REAL ESTATE

On August 25, 2005, the Company acquired its first real estate property, a condominium located in Brooklyn, New York, in exchange for $25,000 in cash and 1,900,000 shares of its common stock which was valued at $190,000. The cash payment included $11,000, which was paid at closing and $14,000 which is due within six months. The real estate was appraised at $240,000 shortly after the purchase.

NOTE 3. INCOME TAXES

WMI has not recorded a deferred tax benefit or expense for the years ended August 31, 2005 and 2004, as all net deferred benefits have a full valuation allowance.

Actual income tax expense applicable to earnings before discontinued operations and income taxes is reconciled with the "normally expected" federal income tax as follows:

                                                         2005          2004
                                                         ----          ----

"Normally expected" income tax benefit                $  2,600      $    300
Increase (decrease) in taxes resulting from:
   State income taxes net of federal income
     tax benefit                                           500           100
   Valuation allowance                                  (3,100)         (400)
                                                      --------      --------
     Actual income tax expense                        $     --      $     --
                                                      ========      ========

The net deferred tax at August 31, 2005, is comprised of a benefit for net operating loss carryforward in the amount of $15,100, which is fully reserved.

WMI has available unused net operating loss carryforwards of approximately $36,700 which will expire in various periods from 2019 to 2025, some of which may be limited as to the amount available on an annual basis.


NOTE 4. COMMON STOCK

COMMON STOCK - The Company is authorized to issue up to 25,000,000 shares of common stock with a par value of $.00001. At August 31, 2005, 8,150,300 shares were issued and outstanding.

NOTE 5. RELATED PARTY TRANSACTIONS

The President and Chief Executive Officer of the Company made loans and advances to the Company since its inception. During fiscal 2005, the total amount of $6,560 was contributed to the capital of the Company.

NOTE 6. CONTINGENCIES

The executive office of the Company is currently provided, at no charge, by the chief executive officer of the Company. It is expected that this arrangement will continue until operations expand beyond the current level. Rent expense has not been and will not be a significant item.

ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Creason & Associates, P.L.L.C. has been the only accounting firm engaged by the Company and there are no disagreements with the findings of said accountants.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article Seventh of the Company's Certificate of Incorporation and Article IX of the Company By-laws limit the personal liability of the Company's directors to the Company or its stockholders for monetary damages for breach of fiduciary duty.

The Certificate of Incorporation provides that each person who serves or who has served as a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of loyalty to the corporation or its stockholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payment of dividend or unlawful stock purchase or redemption as such liability is imposed under
Section 174 of the General Corporation Laws of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all costs and expenses of this offering. Selling security holders pay no offering expenses.

Item                                                             Amount

SEC Registration fee *                                       $          11
Legal fees and expenses*                                            25,000
Accounting fees and expenses *                                      10,000
Miscellaneous *                                                      2,000
                                                             -------------
Total *                                                      $      37,011
                                                             =============

* Estimated figure

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

In 1999, when the Company was initially organized it sold 5,930,300 shares of its common stock for $593 in cash.

In July 2005, the Company's Board of Directors decided to initiate a new business plan to invest in real estate. Accordingly, the Company sold 320,000 common shares for $32,000 in cash for initial working capital.

In August 2005, the Company issued 1,900,000 shares of its common stock, which was valued at $190,000, as partial consideration for the acquisition of its first real estate property.

All of the shares issued were sold pursuant to an exemption from registration under Section 4(2) promulgated under the Securities Act of 1933, as amended.


ITEM 27. EXHIBITS

Item No.   Description                                                  Page No.

3.1        Articles of Incorporation of World Marketing, Inc.              43
3.2        Bylaws of World Marketing, Inc.                                 44
5.1        Legal Opinion of G. David Gordon & Associates.                  55
23.1       Consent of Creason & Associates, P.L.L.C.                       56
23.2       Consent of G. David Gordon & Associates (included in 5.1)


ITEM 28. UNDERTAKINGS

Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes to:

1. File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
         (i) Include any prospectus required by section 10 (a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range ma be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
         (iii) Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Brooklyn, State of New York, on October 7, 2005.

                                       WORLD MARKETING, INC.


                                       By: /s/ Jacob Roth
                                           -------------------------------------
                                       Jacob Roth, Principal Executive
                                       Officer, Principal Financial Officer
                                       And Principal Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


October 7, 2005                        By: /s/ Jacob Roth
                                           -------------------------------------
                                       Jacob Roth, Principal Executive
                                       Officer, Principal Financial Officer,
                                       Principal Accounting Officer and Director


October 7, 2005                        By: /s/ Frimet Taub
                                           -------------------------------------
                                       Frimet Taub, Director